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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2001

Commission file number 1-9431

ESCAGENETICS CORPORATION
(Name of Small Business Issuer in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3012230 (I.R.S. Employer Identification No.)
Suite 605, 1075 Bellevue Way NE, Bellevue, WA (Address of Principal Executive Offices)	98004 (Zip Code)
(206) 901-3595 (Issuer's Telephone Number, Including Area Code)

Item 4—CHANGES IN REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

(a)(1)(i)    On December 24, 2001, Bader Martin Ross & Smith, P.S. ("BMRS") resigned as the Company's independent auditors. A copy of the letter of resignation is attached hereto as Exhibit 20.1 to this report and is incorporated by reference herein.

(a)(1)(ii)    The audit report of BMRS on the financial statements for the two years ended September 30, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

(a)(1)(iv)    For the two years ended September 30, 2001 and 2000 and the subsequent interim period preceding such resignation there were no disagreements with BMRS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

    The Board of Directors has not yet taken any action with respect to the resignation of BMRS. The Board of Directors will approve any successor accounting firm which the Company may engage.

    The Company has provided BMRS with a copy of the foregoing disclosures and has requested in writing that BMRS furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures as they pertain to BMRS. A copy of the BMRS letter to the SEC dated December 21, 2001 is filed as Exhibit 20.2 to this report and is incorporated by reference herein.

Item 7—FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial statements—not applicable

(b)
Pro forma financial information—not applicable

(c)
Exhibits:

      (20.1)    Letter from BMRS dated December 7, 2001.

      (20.2)    Letter from BMRS dated December 21, 2001.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESCAGENETICS CORPORATION
By	/s/ MICHELLE KLINE Michelle Kline, President
Dated: December 24, 2001

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ MICHELLE KLINE Michelle Kline, Principal Executive, Financial and Accounting Officer and Director
Date: December 24, 2001
/s/ GREG L. KEY Greg L. Key, Director
Date: December 24, 2001

EXHIBIT INDEX

Exhibit No.	Description	Page No.
20.1	Letter from BMRS dated December 7, 2001	3
20.2	Letter from BMRS dated December 21, 2001	4

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SIGNATURES
EXHIBIT INDEX